UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2020

LGBTQ LOYALTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54867	80-0671280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2435 Dixie Highway, Wilton Manors, FL	33305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 947-6133

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Pride Partners LLC 10% Original Issue Discount Convertible Debenture

As previously reported by LGBTQ Loyalty Holdings, Inc. (the “Company”) in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2019, September 3, 2019 and October 18, 2019, the Company had entered into a Securities Purchase Agreement (the “SPA”) and Registration Rights Agreement (“RRA”) with Pride Partners LLC (the “Purchaser”) in connection with the purchase and sale of a 10% Original Issue Discount Senior Convertible Debenture (“Debentures”), dated June 4, 2019, as amended pursuant to that certain Amendment No. 1 to Securities Purchase Agreement, Debentures and Registration Rights Agreement, dated August 27, 2019 (“Amendment No. 1”) and that certain Amendment No. 2 to Securities Purchase Agreement, Debentures and Registration Rights Agreement, dated October 14, 2019 (“Amendment No. 2” , together with Amendment No. 1, the “Amendments”).

Effective as of September 11, 2020, the Company and Purchaser entered into an Amendment No. 3 to the Debentures (the “Amendment No. 3”), pursuant to which Purchaser and the Company agreed to extend the maturity date of the Debentures to October 15, 2020, as more fully detailed in Amendment No. 3.

The foregoing descriptions of the SPA, RRA, Debentures, the Amendments and Amendment No. 3 are qualified, in their entirety, by reference to each such document, copies of which are attached as exhibits to this Current Report and previously filed by the Company on Form 8-K and are incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 3 to Debentures

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGBTQ LOYALTY HOLDINGS, INC.

Date: September 11, 2020	By:	/s/ Robert A. Blair
Robert A. Blair
Chief Executive Officer